EXHIBIT 2.1(a)


                      LIST OF EXHIBITS

Exhibit A - NJ Doctors Management Services Agreement

Exhibit B - NY Doctors Management Services Agreement

Exhibit C - Form of Opinion of Seller's, NJ Doctors' and NY
            Doctors' Counsel

Exhibit D - Form of Opinion of Buyer Group's Counsel

Exhibit E - Copies of Equipment Leases

Exhibit F - Letter Describing HCA Agreement


                      LIST OF SCHEDULES

Schedule 1.1(a)(1)

Schedule 1.1(a)(2)

Schedule 1.1(a)(3)(A)

Schedule 1.1(a)(3)(B)

Schedule 1.1(a)(7)

Schedule 1.1(a)(8)

Schedule 1.1(b)

Schedule 1.2(a)(2)(A)

Schedule 1.2(a)(2)(B)

Schedule 1.2(a)(6)

Schedule 1.2(b)

Schedule 1.3(a)(2)(A)

Schedule 1.3(a)(2)(B)

Schedule 1.3(a)(6)

Schedule 1.3(b)

Schedule 1.3(b)(6)

Schedule 1.4(a)

Schedule 2.1

Schedule 3.1

Schedule 4.1

Schedule 4.2

Schedule 5.1(d)

Schedule 5.2(d)

Schedule 5.3(d)

Schedule 7.4

Schedule 7.7

Schedule 7.8

Schedule 7.9

Schedule 7.10(a)

Schedule 7.10(b)

Schedule 7.10(c)

Schedule 7.11

Schedule 7.13

Schedule 7.15

Schedule 7.16

Schedule 7.17

Schedule 7.18

Schedule 7.21

Schedule 7.24

Schedule 13.3

Schedule 13.4